                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

            Subsidiaries                              State or Jurisdiction
                                                         of Incorporation
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After The Fall Products, Inc.                       Ohio
J.M. Smucker (Pennsylvania), Inc.                   Pennsylvania
The Dickinson Family, Inc.                          Ohio
Henry Jones Foods Pty Ltd.                          Victoria, Australia
Juice Creations Co.                                 Ohio
Knudsen & Sons, Inc.                                Ohio
Smucker Quality Beverages, Inc.                     California
Mary Ellen's Incorporated                           Ohio
Smucker Holdings, Inc.                              Ohio
Santa Cruz Natural Incorporated                     California
Smucker Australia, Inc.                             Ohio
J.M. Smucker (Canada) Inc.                          Ontario, Canada
Smucker International, Ltd.                         U.S. Virgin Islands
Smucker Latin America, Inc.                         Ohio
J.M. Smucker de Mexico, S.A. de C.V.                Mexico (domesticated
                                                       in Delaware)
Smucker Specialty Foods Company                     Wisconsin
Smucker Hong Kong Limited                           Hong Kong, People's
                                                    Republic of China
Smucker U.K., Inc.                                  Ohio
Alternative Attitudes, Inc.                         Ohio
Sunberry Farms, Inc.                                Ohio
Rocket Juice Company                                California
Smucker Direct, Inc.                                Ohio
Simply Smucker's Inc.                               Ohio
Menusaver, Inc.                                     Ohio
J.M. Smucker (Scotland) Ltd.                        Scotland
Smucker do Brasil Ltda.                             Sao Paulo, Brazil
Hallco No. 39 Pty. Ltd.                             Victoria, Australia